Exhibit 10(a)
EXECUTION VERSION
AMENDMENT NO. 1 TO LETTER OF CREDIT AGREEMENT

AMENDMENT dated as of August 1, 2017 (this “Amendment”) to the Letter of Credit Agreement dated as of October 1, 2014 (as amended, amended and restated or otherwise modified prior to the date hereof, the “Existing Letter of Credit Agreement”; and as amended hereby, the “Amended Letter of Credit Agreement”) among KENTUCKY UTILITIES COMPANY (the “Borrower”), the LENDERS party thereto (the “Lenders”) and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMU”), as the Administrative Agent (the “Administrative Agent”) and as Issuing Lender and Lender.
W I T N E S S E T H :
WHEREAS, the parties hereto desire to amend the Existing Letter of Credit Agreement to (i) extend the scheduled Termination Date and (ii) make certain other amendments, all as provided herein.
NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1.     Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Amended Letter of Credit Agreement has the meaning assigned to such term in the Amended Letter of Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Letter of Credit Agreement shall, after this Amendment becomes effective, refer to the Amended Letter of Credit Agreement.
SECTION 2.     Letter of Credit Agreement Amendments. With effect from and including the Amendment Effective Date (as defined below), and subject to the satisfaction of the conditions precedent set forth in Section 6 below, the Existing Letter of Credit Agreement is hereby amended as follows:

(a)	Defined Terms.

(i)	Section 1.01 of the Existing Letter of Credit Agreement is amended by amending the definitions of the terms listed below as follows:

(A)	The definition of “FATCA” is amended by replacing the phrase “Section 1471(b) of the Code” with the following: “Section 1471(b) of the Internal Revenue Code”.

(B)	The definition of “Lender Default” is amended by adding the following new clause (v) after clause (iv) and immediately preceding the proviso thereto:
“, or (v) the Lender becomes the subject of a Bail-In Action”

(ii)	Section 1.01 of the Existing Letter of Credit Agreement is amended by replacing the definitions of the terms listed below in their entirety with the following:

“Defaulting Lender” means at any time any Lender with respect to which a Lender Default is in effect at such time, including any Lender subject to a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more clauses of the definition of “Lender Default” shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to cure as expressly contemplated in the definition of “Lender Default”) upon delivery of written notice of such determination to the Borrower, the Issuing Lenders and each other Lender.
“Federal Funds Rate” means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to the nearest 1/100th of 1%) charged by BTMU on such day on such transactions as determined by the Administrative Agent; provided, further, that if any such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letter” means, collectively, (i) the fee letter dated as of October 1, 2014, among the Borrower and BTMU and (ii) the Amendment No. 1 Fee Letter, in each case as amended, modified or supplemented from time to time.
“LIBOR Market Index Rate” means, for any day, the rate for 1 month U.S. dollar deposits as reported on Reuters Screen LIBOR01 (or any applicable successor page) as of 11:00 a.m., London time, for such day, provided, if such day is not a London Business Day, the immediately preceding London Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source or interbank quotation); provided, however, that if any such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Sanctioned Country” means a country, region or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (currently, Crimea, Cuba, Iran, North Korea, Sudan, and Syria).
“Sanctions” means sanctions administered or enforced by OFAC, the U.S. State Department, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or any other applicable sanctions authority.
“Termination Date” means the earlier to occur of (i) October 1, 2020, and (ii) such earlier date upon which all Commitments shall have been terminated in their entirety in accordance with this Agreement.

(iii)	Section 1.01 of the Existing Letter of Credit Agreement is amended by inserting the following definitions in their correct alphabetical order:
“Amendment No. 1 Closing Date” means August 1, 2017.
“Amendment No. 1 Fee Letter” means that certain fee letter dated as of August 1, 2017 among the Borrower and BTMU.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise or branch profits or similar taxes, duties, levies, impost, deductions, charges, and withholdings and all liabilities with respect thereto.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Other Connection Taxes” means, with respect to the Administrative Agent or Lender, taxes, duties, levies, impost, deductions, charges, and withholdings and all liabilities with respect thereto imposed as a result of a present or former connection between such Person and the jurisdiction imposing such tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)	Increased Costs; Taxes.

(i)
Section 2.08(a)(ii) of the Existing Letter of Credit Agreement is amended and replaced in its entirety with the following: “(ii) subject any Lender or any Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender or such Issuing Lender in respect thereof (other than (A) Taxes, (B) Other Taxes, (C) the imposition of, or any change in the rate of, any taxes described in clause (i)(a) and clauses (ii) through (iv) of the definition of Taxes in Section 2.09(a), (D) Connection Income Taxes, and (E) Taxes attributable to a Lender’s or an Issuing Lender’s failure to comply with Section 2.09(e)) or”.

(ii)	Section 2.09(a)(i) of the Existing Letter of Credit Agreement is amended by:

(A)	inserting “(x)” after “Lender” where it first appears therein;

(B)	replacing “principal executive office” where it appears therein with “principal office”; and

(C)	inserting “or (y) that are Other Connection Taxes” at the end thereof.

(iii)	Section 2.09(e)(ii)(C) of the Existing Letter of Credit Agreement is amended by replacing “Code” where it first appears therein with “Internal Revenue Code”.

(iv)	Section 2.09(e)(iii)(y) of the Existing Letter of Credit Agreement is amended by replacing “Code” where it appears therein with “Internal Revenue Code”.

(v)	The first Section 2.09(e) of the Existing Letter of Credit Agreement is amended by inserting the following sentence immediately prior to the second to last sentence thereof:
“For purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and any Loan or Letter of Credit issued under or pursuant to this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) or Treasury Regulation Section 1.1471-2T(b)(2)(i).”

(vi)	The second Section 2.09(e), Section 2.09(f) and Section 2.09(g) of the Existing Letter of Credit Agreement are renumbered as Section 2.09(f), Section 2.09(g) and Section 2.09(h), respectively.

(c)	Representations and Warranties.

(i)	Sections 5.04(a) and 5.04(c) of the Existing Letter of Credit Agreement are amended and restated by replacing “December 31, 2013” where it appears therein with “December 31, 2016”.

(ii)
Section 5.04(b) is amended and replaced in its entirety with the following: “The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 2017 and the related unaudited consolidated statements of income and cash flows for the three months then ended fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end audit adjustments).”

(iii)	Section 5.08 of the Existing Letter of Credit Agreement is amended and restated by inserting “or the Amendment No. 1 Closing Date” after “Effective Date” where it appears therein.

(iv)	Article V of the Existing Letter of Credit Agreement is amended to insert the following new Section 5.16 at the end thereof:
“Section 5.16 EEA Financial Institution. The Borrower is not an EEA Financial Institution.”

(d)	Sanctions.

(i)	Section 6.06 of the Existing Letter of Credit Agreement is amended by adding the following sentence at the end thereof:
“The proceeds of any Letter of Credit will not be used, directly or indirectly, to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country.”

(e)	Submission to Jurisdiction.

(i)	Section 9.07 of the Existing Letter of Credit Agreement is amended and restated by inserting “, borough of Manhattan,” immediately after “New York City” where it appears therein.

(f)	Acknowledgment and Consent to Bail-In of EEA Financial Institutions.

(i)	Article IX of the Existing Letter of Credit Agreement is amended by inserting the following sections at the end thereof:
“Section 9.16. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

(g)	Miscellaneous. Article IX of the Existing Letter of Credit Agreement is amended by inserting the following sections at the end thereof:
“Section 9.17. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.”

“Section 9.18. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.”

“Section 9.19. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.”

SECTION 3. Full Force and Effect; Ratification. Except as expressly modified herein, all of the terms and conditions of the Existing Letter of Credit Agreement are unchanged, and, as modified hereby, the Borrower confirms and ratifies all of the terms, covenants and conditions of the Existing Letter of Credit Agreement. This Amendment constitutes the entire and final agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.
SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or email shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 6. Effectiveness. This Amendment shall become effective as of the first date when each of the following conditions are met (the “Amendment Effective Date”):

(a)
the Administrative Agent shall have received from the Borrower, the Issuing Lenders and the Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

(b)	the Administrative Agent shall have received satisfactory opinions of counsel for the Borrower, dated the Amendment Effective Date;

(c)
the Administrative Agent shall have received a certificate dated the Amendment Effective Date signed on behalf of the Borrower by the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Borrower stating that (i) on the Amendment Effective Date, before and after giving effect to this Amendment, no Default shall have occurred or be continuing, (ii) the representations and warranties contained in the Amended Letter of Credit Agreement are true and correct on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date and (iii) no authorization, consent or approval from any Governmental Authority is required for the execution, delivery and performance by the Borrower of this Amendment, the Amended Letter of Credit Agreement and the other Loan Documents to which it is a party except such authorizations, consents and approvals, including, without limitation, the KPSC Order, TRA Order and VSCC Order, as shall have been obtained prior to the Amendment Effective Date and shall be in full force and effect; provided that the Borrower may require additional approvals of the KPSC, TRA, VSCC and/or FERC in order to incur obligations in respect of the Letters of Credit to support issuances of bonds other than the Existing Pollution Control Bonds;

(d)
the Administrative Agent shall have received (i) a certificate of the Secretary of State of the Commonwealth of Kentucky and a certificate of the Secretary of the Commonwealth of the Commonwealth of Virginia, each dated as of a recent date, as to the good standing of the Borrower and (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower dated the Amendment Effective Date and certifying (A) that attached thereto is a true, correct and complete copies of (x) the Borrower’s articles of incorporation certified by the Secretary of State of the Commonwealth of Kentucky and

the Secretary of the Commonwealth of the Commonwealth of Virginia and (y) the bylaws of the Borrower, (B) as to the absence of dissolution or liquidation proceedings by or against the Borrower, (C) that attached thereto is a true, correct and complete copy of resolutions adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this Amendment and each other document delivered in connection herewith and that such resolutions have not been amended and are in full force and effect on the date of such certificate and (D) as to the incumbency and specimen signatures of each officer of the Borrower executing this Amendment or any other document delivered in connection herewith;

(e)
all necessary governmental (domestic or foreign), regulatory and third party approvals, including, without limitation, the orders of the KPSC, TRA, VSCC and any required approvals of the FERC, authorizing the Borrower to incur liabilities pursuant to the Amended Letter of Credit Agreement and the other Loan Documents in connection with the transactions contemplated by this Amendment and the other Loan Documents shall have been obtained and remain in full force and effect, in each case without any action being taken by any competent authority which could restrain or prevent such transaction or impose, in the reasonable judgment of the Administrative Agent, materially adverse conditions upon the consummation of such transactions; and

(f)	the Administrative Agent shall have received all costs, fees and expenses due to the Administrative Agent, the Issuing Lenders and the other Lenders.
SECTION 7. Representations and Warranties and Reaffirmations of the Borrower.

(a)
The Borrower hereby represents and warrants that (i) this Amendment and the Existing Letter of Credit Agreement as previously executed and as modified hereby constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms except to the extent limited by (x) bankruptcy, insolvency, fraudulent conveyance or reorganization laws or by other similar laws relating to or affecting the enforceability of creditors’ rights generally and by general equitable principles which may limit the right to obtain equitable remedies regardless of whether enforcement is considered in a proceeding of law or equity or (y) any applicable public policy on enforceability of provisions relating to contribution and indemnification, and (ii) no Default or Event of Default has occurred and is continuing.

(b)
Upon the effectiveness of this Amendment and after giving effect hereto, the Borrower hereby reaffirms all covenants, representations and warranties made in the Amended Letter of Credit Agreement, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Amendment Effective Date, except that any such covenant, representation, or warranty that was made as of a specific date shall be considered reaffirmed only as of such date.

SECTION 8. Reference to the Effect on the Existing Letter of Credit Agreement.

(a)
Upon the effectiveness of Section 2 hereof, on and after the date hereof, each reference in the Existing Letter of Credit Agreement (including any reference therein to “this Letter of Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring thereto) or in any other Loan Document shall mean and be a reference to the Amended Letter of Credit Agreement.

(b)
Upon satisfaction of the conditions set forth in Section 6 hereof and the execution hereof by the Borrower, the Issuing Lender, the Lenders and the Administrative Agent, this Amendment shall be binding upon all parties to the Exiting Letter of Credit Agreement.

SECTION 9. Miscellaneous. This Amendment shall constitute a Loan Document for all purposes of the Amended Letter of Credit Agreement and the other Loan Documents. The provisions of this Amendment are deemed incorporated into the Amended Letter of Credit Agreement as if fully set forth therein. The Borrower shall pay all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
[Signature Pages to Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

KENTUCKY UTILITIES COMPANY, as the Borrower

By: /s/ Daniel K. Arbough
Name: Daniel K. Arbough Title: Treasurer

Signature Page to Amendment No. 1 to Letter of Credit Agreement
Kentucky Utilities Company (2017)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent, Issuing Lender and Lender

By:	/s/ Chi-Cheng Chen
Name:	Chi-Cheng Chen
Title:	Director

Signature Page to Amendment No. 1 to Letter of Credit Agreement
Kentucky Utilities Company (2017)